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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 1999 relating to the consolidated financial statements, which appears in ARIS Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated March 29, 1999 relating to the financial statement schedule, which appears in such Form 10-K.


/s/ PricewaterhouseCoopers LLP
Seattle, Washington
December 29, 1999






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